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                                 EXHIBIT 10.6B
                AMENDMENT TO THE 401(K) RETIREMENT SAVINGS PLAN
                          OF SOUTHWEST WATER COMPANY


          Southwest Water Company adopted the Utility Employees' 401(k) Plan (the "Plan"), effective as of January 1, 1994, for the benefit of its eligible employees and the eligible employees of certain of its subsidiaries. The Plan was subsequently amended and restated effective as of January 1, 2000, and was renamed "The 401(k) Retirement Savings Plan of Southwest Water Company."

          Southwest Water Company maintained the Utility Employees' Retirement Plan (the "Retirement Plan") for the benefit of its eligible employees and the eligible employees of certain of its subsidiaries. Effective as of December 30, 1999, the Retirement Plan was terminated. Pursuant to the terms of the Retirement Plan, certain surplus assets may be transferred from the Retirement Plan to the Plan in accordance with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended, prior to any reversion to Southwest Water Company and its subsidiaries. The amount of surplus assets to be transferred will be determined by the Board of Directors of Southwest Water Company. The transfer of surplus assets from the Retirement Plan to the Plan is intended to comply with the provisions of Code Section 4980(d)(2), and the Plan is intended to be a "qualified replacement plan" with respect to the Retirement Plan under Code
Section 4980(d)(2).

          In order to amend the Plan to provide for such transfer of surplus assets from the Retirement Plan to the Plan, this Amendment to the Plan has been adopted by resolution of the Board of Directors of Southwest Water Company, effective as provided herein.

          Effective as of January 1, 2002, new Section 11.05 is hereby added to
Article 11 of the Basic Plan Document of the Plan to read in its entirety as follows:

                   11.05   Suspense Account. The provisions of this Section
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        shall apply to any surplus assets transferred in accordance with Section
        7.12 of the Utility Employees' Retirement Plan (the "Retirement Plan") from the Retirement Plan to the Plan in connection with the termination of the Retirement Plan. Any such surplus assets transferred to the Plan shall be referred to herein as the "Surplus Assets."

                           (a) For purposes of this Section, the "Suspense Account" shall mean an account established on the books of the Trust for the purpose of recording the transfer of the Surplus Assets from the Retirement Plan to the Plan, and any income, expenses, gains or losses incurred thereon.

                           (b) The amount of the Surplus Assets shall be credited to the Suspense Account at the time of transfer from the Retirement Plan to the Plan. Any income, expenses, gains or losses incurred on the amounts credited to the Suspense Account shall be credited or debited to such Suspense Account. Any
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     amounts allocated to the Accounts of Participants pursuant to this Section shall be debited from the Suspense Account.

               (c) Subject to subsections (d), (e) and (f), the amounts credited to the Suspense Account shall be allocated to the Accounts of Participants in the Plan as follows:

                      (1) Such amounts first shall be allocated from the Suspense Account with respect to a Plan Year in the amount of the Matching Contributions required to be made by the Employer under
          Section 1.05(c)(1) of the Adoption Agreement of the Plan and Section
          4.03 of the Basic Plan Document of the Plan for such Plan Year. The amounts so allocated from the Suspense Account shall be allocated as Matching Contributions under the Plan, and the obligations of the Employer to make Matching Contributions shall be reduced accordingly.

                      (2) Such amounts then shall be allocated from the Suspense Account with respect to a Plan Year in the amount of the Fixed Employer contributions required to be made by the Employer in accordance with Section 1.05(a)(1) of the Adoption Agreement of the Plan and Section 4.06(a) of the Basic Plan Document of the Plan for such Plan Year. The amounts so allocated from the Suspense Account shall be allocated as Fixed Employer contributions under the Plan, and the obligation of the Employer to make Fixed Employer contributions shall be reduced accordingly.

                      (3) To the extent necessary to satisfy the requirements of subsection (d), such amounts then shall be allocated from the Suspense Account with respect to a Plan Year and allocated in the manner in which Discretionary Employer contributions are allocated in accordance with Section 1.05(a)(2) of the Adoption Agreement of the Plan and Section 4.06(b) of the Basic Plan Document of the Plan.

               (d) Except as provided in subsection (f), in no event shall the amounts credited to the Suspense Account be allocated from the Suspense Account to the Accounts of Participants less rapidly than ratably over the seven Plan Year period beginning with the Plan Year in which the Surplus Assets are transferred from the Retirement Plan to the Plan. Except as provided in subsection (f), any income, expenses, gains or losses credited to the Suspense Account shall be allocated to the Accounts of Participants no less rapidly than ratably over the remainder of the period determined under the preceding sentence, after the application of subsection (e).

               (e) The amounts allocated from the Suspense Account to the Accounts of Participants shall be treated as Employer contributions for purposes of Code Sections 401(a) and 401(m) and as Annual Additions for purposes of Code Section 415. If, by reason of any limitation under Code
     Section 415, any
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     amount credited to the Suspense Account may not be allocated to a
     Participant before the close of the seven Plan Year period under subsection
     (d):

                    (1) Such amount shall be allocated to the Accounts of other Participants, and

                    (2) If any portion of such amount may not be allocated to other Participants, by reason of any such limitation, such portion shall be allocated to the Participant as provided in Code Section 415.

               (f) If any amount credited to the Suspense Account is not allocated as of the termination date of the Plan:

                    (1) Such amount shall be allocated to the Accounts of Participants as of such termination date, except that any amount which may not be allocated to any Participant by reason of any limitation under Code Section 415 shall be allocated to the Accounts of other Participants, and

                    (2) If any portion of such amount may not be allocated to other Participants under paragraph (1) by reason of such limitation, such portion shall be treated as an Employer reversion to which Code
          Section 4980 applies.

     IN WITNESS WHEREOF, Southwest Water Company has caused this Amendment to be executed by the duly authorized officer of Southwest Water Company this 2/nd/
                                                                        -----
day of January 2002.
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                                                SOUTHWEST WATER COMPANY



                                                  By: /s/ PETER J. MOERBEEK
                                                  -------------------------


                                                  Title: Chief Financial Officer
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